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                                                                      EXHIBIT 11
                             SPACEHAB, INCORPORATED
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                                THREE MONTHS
                                                                                              ENDED SEPTEMBER 30,
                                                                                     1995                             1996
                                                                              ------------------------------------------------
 Net Income (Loss) and Adjusted Earnings:
    Net income (loss) applicable to common
       shareholders used for primary
       computations                                                           $           (7,279,355)    $         (3,799,553)
                                                                              =======================    =====================
    Fully diluted adjustments:
    Savings in convertible note payable interest expense,
      net of tax                                                                               17,951                   19,125
                                                                              -----------------------    ---------------------
       Adjusted net income (loss) applicable to
         common shareholders assuming full dilution                           $           (7,279,355)    $         (3,780,480)
                                                                              =======================    =====================
 Average number of shares of common stock
    common stock equivalents used for primary
    computation                                                                             6,764,276               11,070,910
                                                                              =======================    =====================
    Fully diluted adjustments (2):
       Weighted Average Shares and Share
        Equivalents Outstanding:
       Assumed exercise of options and warrants                                                     0                        0
       Assumed conversion of convertible debt                                                  75,000                   75,000
                                                                              -----------------------    ---------------------
 Total number of shares assumed to be
    outstanding after full dilution                                                         6,839,276               11,145,910
                                                                              =======================    =====================
 Earnings Per Share:
 Income (loss) per common and common equivalent share:
    Net (loss) before extraordinary item                                                       (1.08)                   (0.64)
    Extraordinary item                                                                              -                     0.30
                                                                              -----------------------    ---------------------
    Primary (1)                                                               $                (1.08)                   (0.34)
                                                                              =======================    =====================
    Net (loss) before extraordinary item                                                       (1.06)                   (0.64)
    Extraordinary item                                                                              -                     0.30
                                                                              -----------------------    ---------------------
    Fully Diluted (2):                                                        $                (1.06)    $              (0.34)
                                                                              =======================    =====================

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(1)  The assumed exercise of options and warrants in periods of net loss are anti-dilutive and are not included in the computation and presentation of primary earnings per share.

(2) The assumed exercise of options, warrants, conversion of convertible debt, and conversion of preferred stock are anti-dilutive but are included in the calculation of fully dilutive earnings per share in accordance with Regulation S-K Item 601 (a)(11).